================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14C INFORMATION
                                Amendment No. 1

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934



Check the appropriate box:

[X]    Preliminary Information Statement

[_]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14c-5(d)(2))

[_]    Definitive Information Statement




                         STAR MULTI CARE SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g)

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------


4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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



     [_]  Fee paid previously with preliminary materials.


     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)   Amount Previously Paid:

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2)   Form, Schedule or Registration Statement No.:

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3)   Filing Party:

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4)   Date Filed:

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================================================================================

                         STAR MULTI CARE SERVICES, INC.
                              33 WALT WHITMAN ROAD
                                    SUITE 302
                       HUNTINGTON STATION, NEW YORK 11746




Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Star Multi Care Services, Inc. to be held at 3:00 P.M. New York time on April 16, 2003, at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747

At the annual meeting, our shareholders will be voting on proposals to do the following:

     o The approval of an Amendment to the Certificate of Incorporation to increase the authorized shares of common stock.

     o The ratification and approval of the appointment of Holtz Rubenstein & Co., LLP as the Company's independent certified public accountants for the fiscal year ending May 31, 2003; and

     o The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.


These proposals are more fully described in the enclosed information statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
------------------------------------------------------------------------------



                                            By Order of the Board of Directors,


                                            Stephen Sternbach
                                            Chairman of the Board, President and
                                            Chief Executive Officer
                                            Huntington Station, New York

                         STAR MULTI CARE SERVICES, INC.
                              33 WALT WHITMAN ROAD
                                    SUITE 302
                       HUNTINGTON STATION, NEW YORK 11746



                              INFORMATION STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 2003





GENERAL INFORMATION FOR SHAREHOLDERS

     This Information Statement, expected to be mailed March 29, 2003, is furnished in connection with the annual meeting of shareholders of Star Multi Care Services, Inc. to be held at 3:00 P.M. New York time on April 16, 2003, at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747 and at any adjournment. This information statement is being first sent to our shareholders on or about March 29, 2003.

RECORD DATE AND VOTING

     The proposals to be voted on at the annual meeting are described in detail in this information statement. Shareholders of record at the close of business on March 25, 2003, are entitled to notice of, and to vote at, the annual meeting. At the close of business on that date, there were outstanding and entitled to vote 4,836,865 shares of our common stock. Each holder of common stock is entitled to one vote for each share of common stock held by that shareholder on the record date.

SHAREHOLDER PROPOSALS

     If you wish to present a shareholder proposal at the next meeting of shareholders that we hold after the meeting to be held on April 16, 2003, you must send us that proposal by February 1, 2004. If, however, the date of the next annual meeting is changed by more than 30 days from April 16, 2003, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

ADDITIONAL MATERIALS

     We are mailing with this information statement a copy of our 2002 Annual Report. These documents are incorporated in, and constitute a part of this information statement.

OTHER MATTERS

     Other than the proposals described in this information statement, we know of no matters that will be presented for consideration at the annual meeting

                                   PROPOSAL 1

        THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
               TO INCREASE THE AUTHORIZED SHARES OF COMMOM STOCK.


The Board of Directors has approved an amendment to the Certificate of Incorporation so as to increase the authorized number of common stock shares from the present 5 million shares to 20 million shares. The holders of the Series B 7% Convertible Preferred Stock recently converted all of their shares held into 15,149,444 shares of common stock. However, as the shareholders had only previously authorized the issuance of 5 million common stock shares, the holders of the preferred stock were only able to receive 3,800,000 common stock shares. The Company entered into an agreement with the preferred shareholders whereby the Company would use its best efforts to seek an increase in the authorized number of common stock shares at the next shareholders meeting. Upon the approval of the shareholders, the Company will amend its Certificate of Incorporation with the New York State Department of State to increase the authorized number of common stock shares to 20 million and thereafter, issue the remaining 11,349,444 common stock shares to the former preferred shareholders.

                                   PROPOSAL 2

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS


     The Board of Directors has selected the accounting firm of Holtz Rubenstein & Co., LLP to serve as independent auditors of the Company for the fiscal year ending May 31, 2003 and proposes the ratification and approval of such decision. Holtz Rubenstein & Co., LLP has served as the principal independent auditors of the Company since March 1993 and is familiar with the business and operations of the Company. Representatives of Holtz Rubenstein & Co., LLP are not expected to be present at the Meeting.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
               COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

STEPHEN STERNBACH

Stephen Sternbach has been the Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1987. From 1978 to 1986, Mr. Sternbach was associated with Automated Data Processing, Inc. ("ADP"), a provider of information services where he held several marketing positions and ultimately the position of Director of Sales. Mr. Sternbach has served on the Board of Trustees of the Long Island Chapter of the National Multiple Sclerosis Society since 1996. Mr. Sternbach earned a Masters Degree in Public Administration from Syracuse University and a B.A. in Industrial Relations & Personnel Administration from Ithaca College. Mr. Sternbach is a Class II director and will stand for re-election to the Board of Directors at the 2003 Annual Meeting of Shareholders.

GREGORY TURCHAN

Gregory Turchan was elected Senior Vice President, Chief Operating Officer and a member of the Board of Directors of the Company on May 20, 1998. Previously, he had served as Vice President-Operations of the Company since 1996. Mr. Turchan was originally employed by the Company in 1995 to assist in the transition of an acquisition by the Company. Prior to 1995, Mr. Turchan served as an officer of Long Island Nursing Registry, Inc., a home health care provider acquired by the Company in 1995. Mr. Turchan resigned his position with the Company and as a member of the Board of Directors on October 3, 2001.

CHARLES BERDAN

Charles Berdan became a director of the Company in April 1994. Since January 1999, Mr. Berdan has served as Regional Sales Manager for LearnFrame, an online training company. From April 1994 through June 1998, Mr. Berdan has served as a sales executive for Automatic Data Processing, Inc., a provider of information services. From January 1993 to September 1993, Mr. Berdan was a Vice President of the Senior Bulletin, a newspaper, which the Company purchased in September 1993. Mr. Sternbach is a Class III director and will stand for re-election to the Board of Directors at the 2004 Annual Meeting of Shareholders.

MATTHEW SOLOF

Matthew Solof has been a director of the Company since November 1992. Since 1991, he has been the President and Chief Executive Officer of AMI Group, a real estate development and acquisition company, and President and Chief Executive Officer of Mercantile Mortgage Association, a mortgage lending company. Since 1996 he has been President and Chief Executive Officer of Landco Mortgage Bankers, Inc., a New York State licensed mortgage banker. From 1983 to 1992, Mr. Solof was a trader at IRV Companies, a firm which specialized in oil trading, and from 1981 to 1991, he was President and Chief Executive Officer of Matthew Solof Trading Company, a firm which also specializes in oil trading. Mr. Solof resigned from the Board of directors in September 2002.

GARY L. WEINBERGER

Gary L. Weinberger has been engaged in the private practice of orthodontics for more than 20 years. In addition, Dr. Weinberger is engaged as a consultant on financial planning and management. Dr. Weinberger is a member of the International Board of Standards and Practices for Financial Planners, the International Association of Financial Planners, and the American Association of Orthodontists. Mr. Weinberger resigned from the Board of Directors in July 2002.

MEETINGS OF THE BOARD OF DIRECTORS
----------------------------------

During the Company's last fiscal year, its Board of Directors held three (3) meetings and acted two times through unanimous written consent.

In the last fiscal year, the Stock Option Committee of the Board of Directors consisted of Messrs. Gary Weinberger II, Matthew Solof and Charles Berdan. The function of this committee, which held no meetings during the past fiscal year and acted three (3) times through unanimous written consent without meeting, to administer the Company's stock option plans.

The Audit Committee of the Board of Directors consisted of Messrs. Gary Weinberger, Matthew Solof and Charles Berdan and its function is to nominate independent auditors, subject to approval by the Board of Directors, and to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. The Audit Committee held no meetings during the past fiscal year.

The Compensation Committee of the Board of Directors consisted of Messrs. Weinberger, Matthew Solof and Charles Berdan and its function is to fix the salaries, bonuses and other compensation arrangements of the executive officers of the Company, and it also has the authority to examine, administer and make recommendations to the Board with respect to benefit plans and arrangements (other than the stock option plans which are administered by the Stock Option Committee) of the Company and its subsidiaries. The Compensation Committee held no meetings during the past fiscal year.

The Compliance Committee of the Board of Directors consists of Messrs. Charles Berdan, Gary L. Weinberger and Gregory Turchan. The function of this committee, which had three (3) meetings during the past fiscal year, is to examine and consider matters relating to regulatory and managerial compliance.

The Board of Directors has no standing nominating committee.

Each incumbent director attended at least 75% of the meetings of the Board of Directors and the committee on which he served which were held while he was serving as a director and/or committee member during the Company's last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

No members of the Compensation Committee have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC") and each exchange on which the Company's securities are registered. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all ownership forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain persons that no Form 5 was required for those persons, the Company believes that, during the year ended May 31, 2002, its officers, directors and greater than ten-percent shareholders complied with all applicable Section 16 filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                           Annual Compensation              Long Term Compensation Awards
                                    ---------------------------------    -------------------------------------
                                                              Other
Name and                                                      Annual    Restricted   Securities
Principal                                                     Compen-     Stock      Underlying    LTIP            All Other
Position                    Year    Salary($)    Bonus($)     sation      Awards     Options(#)    Payments($)    Compensation
-----------                 ----    ---------    --------    --------    --------    ----------    -----------    ------------
Stephen Sternbach           2002    $ 275,529    $      0          --          --       100,000    $ 32,660.40(2)
Chief Executive Officer,    2001    $ 289,956    $      0          --          --             0
President and               2000    $ 275,917    $ 25,000          --      67,098    $   27,000(1)
Chairman of the Board

(1) Represents $27,000 credited by the Company to a book reserve account as contingent deferred compensation for the benefit of Mr. Sternbach pursuant to a Non-Qualified Retirement and Death Benefit Agreement between the Company and Mr. Sternbach.

(2)  Represents forgiveness of note owed to Company.

Option/SAR Grants in Last Fiscal Year

Potential
Realized Value
at Assumed
Annual Rates
of Stock Price
Appreciation
for Option Term
-----------------------------------------------------------------------------------------------------
(a)                 (b)             (c)             (d)              (e)            (f)         (g)
                    Number of       % of Total
                    Securities      Options/SARs
                    Underlying      Granted to      Exercise
                    Options/SARs    Employees in    or Base          Expiration
Name                Granted (#)     Fiscal Year     Price ($/Sh)     Date            5%         10%
-----------------------------------------------------------------------------------------------------
Stephen Sternbach     100,000         71.4%           $.45            02/10/07     $12,433    $27,473

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table contains information concerning the number and value, at May 31, 2000, of the exercised and unexercised options held by Mr. Sternbach.

                                          Number of
                                          Securities         Value of
                                          Underlying         Unexercised
                                          Unexercised        In-the-Money
                                          Options Held at    Options Held at
            Shares                        Fiscal Year-End    Fiscal Year-End (1)
            Acquired on    Value          (Exercisable       (Exercisable
Name        Exercise (#)   Realized ($)   /Unexercisable)    /Unexercisable)
---------   ------------   ------------   ---------------    -------------------
Stephen        0                0            151,112/0             $0
Sternbach

(1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the Nasdaq National Market) at fiscal year end (May 31, 2000), minus the then effective exercise price.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS.

The Company has an employment agreement with Stephen Sternbach dated as of December 3, 1995 (the "Sternbach Employment Agreement"). The Sternbach Employment Agreement has a term of five years and provides for an initial annual salary of $250,000 (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000, not to exceed an aggregate annual bonus of $500,000. The Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

On June 21, 2000, the Board of Directors of the Company renewed the employment agreement with Stephen Sternbach originally dated as of December 3, 1995, as amended, for an additional five year term (the "Renewed Sternbach Employment Agreement"). The Renewed Sternbach Employment Agreement provides for an annual salary of $280,813.52, his base salary prior to renewal (subject to annual increase by the amount of the increase in the Consumer Price Index from the immediate preceding year) plus a bonus of 6% of the Company's net profit before taxes in excess of $1,200,000. The Renewed Sternbach Employment Agreement provides that after a Change in Control (as defined in the Sternbach Employment Agreement) of the Company has occurred, if either Mr. Sternbach terminates his employment within six months after he has obtained actual knowledge of the Change in Control or the Company (or any successor thereto) terminates his employment with the Company within one year after the Change in Control, Mr. Sternbach will be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits including, without limitation, benefits and awards under the Company's stock option plans and pension and retirement plans and programs, accrued through the date Mr. Sternbach's employment with the Company is terminated and (ii) a lump-sum payment in cash equal to 2.99 times Mr. Sternbach's base amount.

On October 6, 2001, Mr. Sternbach voluntarily waived the cost of living increase that was scheduled to go into affect and further reduced his salary to $275,500 from $290,080. Additionally, in October 2002, he again waived the cost of living increase that was scheduled to go into affect.

In addition, the Renewed Sternbach Employment Agreement terminated the Non-Qualified Retirement and Death Benefit Agreement dated February 1, 1994 Instead, the Renewed Sternbach Employment Agreement provides for an annual contribution by the Company to an investment vehicle of Mr. Sternbach's choice equal to ten percent (10%) of his wages and will no longer be deemed deferred compensation. Additionally, the Company shall continue to pay the premiums of a life insurance policy, owned by Mr. Sternbach, insuring his life for $1.2 million. The cash value of this policy was assigned to Mr. Sternbach.

The Company and Mr. Sternbach are also parties to a Consulting Agreement (the "Sternbach Consulting Agreement") pursuant to which the Company has agreed to retain Mr. Sternbach as a consultant for a period of two years from the time that his employment with the Company terminates. Pursuant to the Sternbach Consulting Agreement, the Company has agreed to pay Mr. Sternbach $150,000 per year and he will be entitled to participate in the health insurance and similar benefits which the Company provides to any of its other consultants.

COMPENSATION COMMITTEE REPORT
-----------------------------

Overview and Philosophy
-----------------------

The Compensation Committee of the Board of Directors is composed of three directors, Messrs. Berdan, Weinberger and Solof. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The Compensation Committee's executive compensation philosophy (which is intended to apply to all members of the Company's management, including its Chief Executive Officer) is to provide competitive levels of compensation, integrate managements' pay with achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management.

The objectives of the Company's executive compensation program are to:

Support the achievement of desired Company performance.

* Provide compensation that will attract and retain superior talent and reward performance.

The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

Executive Officer Compensation
------------------------------

The Company's executive officer compensation is comprised of base salary, annual cash bonus and long-term incentive compensation in the form of stock options and various benefits, including medical plans generally available to employees of the Company.

It is the philosophy of the Compensation Committee that compensation of executive officers should be closely aligned with the financial performance of the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating the rewards to management with a maximization of shareholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that effect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers at companies whose size and business is comparable to that of the Company.

CEO Compensation
----------------

In the case of Stephen Sternbach, the Chief Executive Officer, the Compensation and Stock Option Committee evaluates the Company's mid and long range strategic planning and its implementation as well as the considerations impacting the compensation of executive officers generally which are described above. Mr. Sternbach was awarded a bonus of $25,000 for the year ended May 31, 2000, that was paid in fiscal 2000-2001.

Benefits
--------

The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning managements' and shareholders' interest in the enhancement of shareholder value. Stock options were granted at exercise prices equal to the market value of the Company's Common Stock on the date of grant.

The Company provides to executive officers medical benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2000.

COMPENSATION OF DIRECTORS

The Company's non-employee directors are paid a fee of $750 for each Board of Directors meeting which they attend. They are not paid any additional fee for serving on any committees of the Board of Directors. However, in September 1998 and May 1999, the outside directors were granted a non-statutory stock option for the right to purchase up to 1,667 and 3,334 shares, respectively, of common stock of the Company.

PERFORMANCE GRAPH
-----------------

Set forth below is a graph comparing the yearly change in the cumulative shareholder return of the Company's Common Stock with the National Association of Securities Dealers Automated Quotation Market Index and a peer group index of five competing companies for the same period. The comparison assumes $100 was invested at the close of business on May 31, 1997 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.




              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS



                              ---------------------- FISCAL YEAR ENDING ----------------------
COMPANY/INDEX/MARKET          5/30/1997  5/29/1998  5/28/1999  5/31/2000  5/31/2001  5/31/2002

Star Multi Care Services        100.00      54.17      27.78      13.89       3.43       1.70
Customer Selected Stock List    100.00      68.83      45.37      25.94      51.73      85.18
NASDAQ Market Index             100.00     126.97     174.92     250.00     159.46     122.45





The Customer Selected Stock List is made up of the following securities:

ALLIED HEALTHCARE INTL
GENTIVA HEALTH SVCS
NATIONAL HOME HLTH CARE
NEW YORK HEALTH CARE INC

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


Set forth below is the ownership of the Company's Common Stock at March 11, 2003: (i) the only persons or groups who were owners of record or were known by the Company to beneficially own on March 11, 2003 more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.


                                            AMOUNT AND NATURE
     NAME AND ADDRESS                       OF BENEFICIAL         PERCENT
     OF BENEFICIAL OWNER                    OWNERSHIP*            OF CLASS (1)
     -------------------                    ---------             ------------

     Stephen Sternbach
     c/o Star Multi Care Services, Inc.
     33 Walt Whitman Road
     Huntington Station, NY 11746            7,810,059 (2)           47.8%

     Charles Berdan
     c/o Star Multi Care Services, Inc.
     33 Walt Whitman Road                       18,502 (3)             .1%
     Huntington Station, NY 11746

     Matthew Solof
     33 Fairbanks Boulevard                  7,772,418 (4)           47.9%
     Woodbury, NY 11797

     Gary L. Weinberger
     c/o Star Multi Care Services, Inc.
     33 Walt Whitman Road
     Huntington Station, NY 11746               20,002 (3)             .1%


All directors and executive
officers of the Company as a group
(4 persons)                                 15,620,981               95.2%

----------

* All share amounts in this Proxy Statement have been adjusted to take into account the stock dividends effectuated on May 30, 1995, January 12, 1996 and November 4, 1996, respectively, and the 1 for 3 reverse stock split effective on December 13, 1999 and on January 25, 2001.

(1) Shares subject to options are considered outstanding only for the purpose of computing the percentage of outstanding Common Stock which would be owned by the optionee if the options were so exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(2) Includes 15,521 shares of the Company's Common Stock owned by the Stephen Sternbach Family Trust and by his spouse; Mr. Sternbach disclaims beneficial ownership with respect to these shares. Includes 151,112 shares of the Company's Common Stock which Mr. Sternbach has a currently exercisable option to purchase pursuant to the Company's 1992 Stock Option Plan. Includes 5,674,722 common stock shares issuable upon the authorization of additional shares by the shareholders representing the balance of the common stock shares issuable upon the conversion of the Series B 7% Convertible Preferred Stock.

(3) Exclusively includes stock options granted the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan.

(4) Includes options to purchase 30,002 shares of the Company's common stock granted under the Company's 1997 Non-Employee Director Stock Option Plan. Includes 5,674,722 common stock shares issuable upon the authorization of additional shares by the shareholders representing the balance of the common stock shares issuable upon the conversion of the Series B 7% Convertible Preferred Stock.

Equity Compensation Plan Information

Equity                             Number of           Weighted-average      Number
Compensation Plans                 securities to be    exercise price of     securities
Approved by                        issued upon         outstanding           remaining
Security Holders                   exercise of         options, warrants     available for
                                   outstanding         and rights            future issuance
                                   options, warrants                         under equity
                                   and rights                                compensation plans
                                                                             (excluding securities
                                                                             reflected in column (a)

                                   (a)                 (b)                   (c)

Star Multi Care Services, Inc.     291,822             $2.63                 54,599
1992 Stock Incentive Plan

1995 Star Multi Care
Services Employee Stock
Purchase Plan                      0                   0                     35,515

1997 Star Multi Care
Services Non-employee
Director                           70,614              $3.50                 10,611



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 20, 2001, Stephen Sternbach, Chief Executive Officer of the Company, loaned the Company $100,000. Mr. Sternbach's loan was secured by the assets of the Company and his security interest was subordinated to the Company's primary lender. The term of the loan was for one year with annual interest at the rate of 14%. On May 17, 2002, this promissory note was amended whereby: (i) the principal amount loaned was increased to $125,000 and amended to permit future additional borrowings; (ii) the term was extended for an additional twelve months from May 17, 2002; and (iii) the interest rate was lowered to 8%.